Exhibit 99.1

For Immediate Release

HOSPIRA COMPLETES ACQUISITION OF MAYNE PHARMA,
ANNOUNCES NEW COMMERCIAL LEADERSHIP STRUCTURE

— Acquisition Creates the World’s Leader in
Specialty Generic Injectable Pharmaceuticals —

LAKE FOREST, Ill., Feb. 1, 2007 — Hospira, Inc. (NYSE: HSP), a leading global hospital products company, today announced it has completed the acquisition of Mayne Pharma Limited, an Australia-based specialty injectable pharmaceuticals company. Under terms of the agreement, Mayne shareholders will receive AUD$4.10 per common share for a total transaction value of AUD$2.6 billion (~US$2.1 billion), including options.

“We are excited and confident about the growth opportunities this acquisition presents for all of our stakeholders,” said Christopher B. Begley, chief executive officer, Hospira. “As the world leader in specialty generic injectable pharmaceuticals, Hospira’s increased scale will continue to help reduce the overall costs of healthcare — to improve both the affordability of care for patients and the financial strength of the global healthcare system.”

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

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The addition of Mayne significantly expands Hospira’s global footprint and doubles its international sales to nearly 30 percent of Hospira’s total sales. In addition, the acquisition is expected to:

•                  Expand and solidify Hospira’s oncology presence. Specialty oncology products represent roughly half of Mayne’s portfolio, which boasts a comprehensive range of agents across this important and fast-growing therapeutic category. Fueled by a significant stream of patent expirations over the next several years, the oncology market is expected to grow faster than the aggregate generic injectables segment.

•                  Provide Hospira with potent/cytotoxic manufacturing and research and development capabilities. Mayne’s comprehensive and differentiated expertise in formulating and manufacturing potent and cytotoxic compounds supplements Hospira’s broad development and manufacturing capabilities.

•                  Continue to help reduce the overall costs of healthcare. By increasing the number of specialty generic injectable drugs in its portfolio and associated manufacturing efficiencies, Hospira will be better positioned to provide high-quality, less costly alternatives to many proprietary pharmaceuticals.

New Commercial Leadership Structure and Appointments

As part of Hospira’s continued transformation into a high-performing global organization, the company is implementing a new leadership structure to foster a stronger global perspective, reinforce its connection to customers and establish a solid foundation for future growth.

The new structure includes the appointments of three regional presidents responsible for developing strategy, strengthening customer relationships, delivering growth and attaining market leadership in their various regions; and two presidents focused on the long-term growth, global business strategy and attainment of product leadership in key business areas. In addition, the newly created role of corporate vice president, Global Strategy and Business Development, is responsible for ensuring the strength and execution of global growth strategies in both core and new businesses.

“As a combined organization, we have some of the best talent in the industry,” said Begley. “The union of Hospira and Mayne allows us to embrace the best attributes of both companies to create a workforce that is stronger than the sum of its parts.”

The following appointments are effective today:

•                  Chris Kolber, president, Global Devices. Kolber has more than 25 years of experience in the pharmaceutical and medical device industry in various commercial, general management and business development roles. Kolber most recently served as corporate vice president, Business Development, for Hospira.

•                  Thomas Moore, president, Global Pharmaceuticals. Moore has 23 years of experience in the pharmaceutical industry and has held several management positions in operations, marketing and business development. Moore previously served as vice president and general manager, Specialty Injectable Pharmaceuticals, for Hospira.

•                  Alejandro Infante, president, The Americas. Infante has more than 22 years of experience in the pharmaceutical industry and has held several commercial management positions in Mexico and around the world. He previously served as vice president and general manager, International Commercial Operations, for Hospira.

•                  Michael Kotsanis, president, Europe, Middle East and Africa. Kotsanis has nearly 20 years of experience in the pharmaceutical industry and has held several commercial operations roles in addition to responsibility for manufacturing, quality and associated functions. He most recently served as president, Asia-Pacific, for Mayne Pharma.

•                  Tim Oldham, Ph.D., president, Asia-Pacific. Oldham has a combined 18 years in academia and experience in the pharmaceutical industry, holding strategy, business development and marketing positions. He most recently served as vice president, Strategic Partnerships; and acting head, Europe, Middle East and Africa, for Mayne Pharma.

•                  Ron Squarer, corporate vice president, Global Strategy and Business Development. Squarer has 15 years of experience in the biopharmaceutical industry in business development, strategy and brand management. He previously served as senior vice president, Global Corporate and Business Development, for Mayne Pharma.

The presidents of Global Devices, Global Pharmaceuticals and the three regions will report to Terry Kearney, chief operating officer. The corporate vice president, Global Strategy and Business Development, will report to Begley.

Financials

Hospira continues to expect to generate a minimum of $50 million of annualized synergies in 2008 through infrastructure optimization as well as improved supply chain, administrative and other operational efficiencies. After giving effect to estimated synergies, the transaction is expected to be slightly accretive to earnings per share in 2007, excluding the impact of transaction-related expenses, such as purchase accounting charges and integration costs, and the amortization of intangible assets*. The impact on earnings per share, before the effect of transaction-related expenses*, is still estimated to be neutral in 2008. Hospira expects to provide more specific information on these financial impacts when it reports 2006 year-end results on Feb. 28, 2007.

To finance the acquisition, Hospira will use approximately $200 million in available cash and incur $1.9 billion of debt, with a $500 million term loan and a $1.4 billion bridge loan. Hospira expects to refinance the bridge loan through the issuance of bonds. Using Hospira and Mayne’s strong combined cash flow, the company intends to pay down the debt as quickly as feasible.

*Use of Non-GAAP Financial Measures

Information regarding Hospira’s use of these non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures is included in Item 7.01 of Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. In February 2007, Hospira acquired Mayne Pharma Limited to become the world leader in specialty generic injectable pharmaceuticals. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care and oncology injectables, which help address the high cost of proprietary pharmaceuticals; and integrated solutions for medication management and infusion therapy. Headquartered north of Chicago in Lake Forest, Ill., Hospira has approximately 15,000 employees and 18 manufacturing facilities worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the financial impact of the acquisition of Mayne Pharma and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, and subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:
Media	Financial Community
Stacey Eisen	Lynn McHugh
(224) 212-2276	(224) 212-2363

Australian Media
Tony Rasman
Fleishman-Hillard Australia
+61 418 208 770

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